EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-2 of our report dated March 24, 2004 appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

August 18, 2004